                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Security Capital Group Incorporated of our report dated January 26, 2000, except for Note 15, as to which the date is February 2, 2000 relating to the financial statements of CWS Communities Trust, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
December 5, 2000